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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                             SECURITIES ACT OF 1934




         Date of Report (Date of earliest event reported): May 22, 2000



                       GREYSTONE DIGITAL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



           33-24536-A                               84-1107140
      (Commission File No.)              (IRS Employer Identification No.)



                             4950 MURPHY CANYON ROAD
                               SAN DIEGO, CA 92123
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (858) 874-7000



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 5: OTHER EVENTS

On May 22, 2000 GreyStone completed the sale of $5,000,000 in convertible preferred stock to a group of 13 accredited investors. The company issued 5,000 shares of Series A Convertible Preferred Stock. The Series A investors also received 5-year warrants to purchase 1,250,000 shares of common stock. The warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.2. Pursuant to a Registration Rights Agreement attached as
Exhibit 10.2, the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock issuable pursuant to the terms of the Series A Convertible Preferred Stock and related Warrants. The terms of the private placement are more fully set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of GreyStone Digital Technology, Inc. which was filed with the Delaware Secretary of State on May 18, 2000, attached hereto as Exhibit 4.1, and in the Series A Convertible Preferred Stock Purchase Agreement attached hereto as Exhibit 10.1.

A copy of the press release issued by GreyStone on May 22, 2000 announcing the completion of the private placement is attached as Exhibit 99.1.

On June 15, 2000 Dr. Malcolm Currie joined the GreyStone Board of Directors. A copy of the press release issued by GreyStone on June 15, 2000 is attached as
Exhibit 99.2



ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

       (c)    EXHIBITS

              4.1 Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of GreyStone Digital Technology, Inc.

              4.2    Form of a Warrant

              10.1   Series A Convertible Preferred Stock Purchase Agreement

              10.2   Registration Rights Agreement

              99.1 Press Release issued by GreyStone Digital Technology, Inc. on May 22, 2000 announcing the private placement of preferred stock.

              99.2 Press Release issued by GreyStone Digital Technology, Inc. on June 15, 2000 announcing the addition of Dr. Malcolm Currie to the Board of Directors.



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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   GREYSTONE DIGITAL TECHNOLOGY, INC.

Dated:  July 11, 2000         By:  /s/ RICHARD A. SMITH
                                   ---------------------------------------------
                                   Richard A. Smith
                                   Chief Executive Officer